Exhibit 99.1

JMP GROUP REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

SAN FRANCISCO, Apr. 27, 2011 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2011.

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Total net revenues were $42.9 million, compared to $25.2 million for the first quarter of 2010. Adjusting for the impact of non-cash items, adjusted net revenues were a record $47.4 million, compared to $26.5 million for the first quarter of 2010. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

•	Net income attributable to JMP Group was $3.5 million, or $0.15 per diluted share, compared to $1.7 million, or $0.08 per diluted share, for the first quarter of 2010.

•

Operating net income was $6.4 million, or $0.28 per diluted share, an increase of 107.4% from $3.1 million, or $0.14 per diluted share, for the first quarter of 2010. Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income would have been $0.19 per share, versus $0.09 per share for the first quarter of 2010. For more information on operating net income and adjusted net operating income, on a consolidated and a segment basis, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“JMP Group had a very good first quarter, in part due to an outstanding performance by JMP Securities,” said Chairman and Chief Executive Officer Joe Jolson. “Led by our investment banking group, which enjoyed an increased share of public equity and convertible securities underwriting activity, JMP Securities produced record revenues and contributed operating EPS of $0.13. JMP Credit also had a strong quarter, contributing $0.22 of operating EPS, including $0.09 per share in acquired loan sale profits. Harvest Capital Strategies contributed $0.02 of operating EPS, reflecting a weighted average return on invested capital in our hedge funds of 1.7% for the quarter and a 17% year-over-year increase in quarterly asset management-related fee revenues. Our objective for 2011 is unchanged: Generate a minimum return of 10% on our adjusted tangible book value—which stood at $4.87 per share at quarter-end—excluding the financial impact of acquired loan sale profits but including the cost of the organic growth initiatives intended to help double our market share over the next five years. By these metrics, our nearly 16% annualized return in the first quarter was well above our 2011 goal and was a great way to start off the new year.”

Revenues

Investment Banking

Investment banking revenues were a record $20.2 million, an increase of 269.8% from $5.5 million for the first quarter of 2010.

The company executed 30 investment banking transactions during the quarter, compared to 10 during the first quarter of 2010. Public equity underwriting revenues amounted to $12.3 million, up from $2.7 million, as the company executed 23 public equity offerings, versus six in the first quarter of 2010. Private capital markets revenues were $6.9 million, up from $0.4 million, with the company executing

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five private capital transactions, versus one in the first quarter of 2010. Strategic advisory revenues totaled $1.0 million, down from $2.4 million, with the company acting as a strategic advisor on two completed transactions, compared to three during the first quarter of 2010.

Brokerage

Net brokerage revenues were $6.3 million, a decrease of 10.3% from $7.0 million for the fourth quarter of 2010 and 18.1% from $7.7 million for the first quarter of 2010. The company continues to anticipate that the material increase in JMP Securities’ equity research coverage over the past two years could help increase its market share and more than offset a secular, industry-wide decline in institutional commissions during the second half of 2011.

Asset Management

Asset management fees and other related revenues totaled $4.0 million, an increase of 17.4% from $3.4 million for the first quarter of 2010. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2011 totaled $1.3 billion, including $503.5 million of funds managed by Harvest Capital Strategies and $755.4 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors, the internal manager of JMP Credit Corporation. Client assets under management were $1.3 billion at December 31, 2010 and $1.1 billion at March 31, 2010. Including sponsored funds, client assets under management totaled $2.0 billion at March 31, 2011, compared to $1.9 billion at December 31, 2010 and $1.3 billion at March 31, 2010. Private capital, including corporate credit, REIT advisory services, venture capital and distressed mortgage investments, represented 42.6% of total sponsored assets under management at March 31, 2011, compared to 43.1% at March 31, 2010.

Principal Transactions

Principal transactions generated net revenues of $3.6 million, compared to $1.4 million for the first quarter of 2010. For the quarter, direct investments and investments by JMP Group in hedge funds managed by Harvest Capital Strategies produced net realized and unrealized gains of $3.4 million, compared to net realized and unrealized gains of $1.2 million for the first quarter of 2010. In addition, the company’s strategic investment in publicly traded New York Mortgage Trust, Inc. produced an unrealized gain of $0.2 million, in line with an unrealized gain of $0.2 million for the first quarter of 2010.

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $6.8 million due to the sale or payoff of 39 of the loans in its portfolio, compared to $3.5 million due to the sale or payoff of 11 loans during the first quarter of 2010. Included in the $6.8 million for the first quarter of 2011 was $1.0 million due to the sale or payoff of loans that had been purchased subsequent to the acquisition of JMP Credit Corporation in April 2009. At March 31, 2011, 24 loans with an aggregate par value of $98.5 million and an associated liquidity discount of $28.9 million remained from the portfolio acquired by JMP Credit in April 2009.

A loan loss provision of $0.2 million was recorded for the quarter as a general reserve with regard to performing loans at JMP Credit. At March 31, 2011, general loan loss reserves equaled 0.4% of performing loans, compared to 0.1% at March 31, 2010.

At March 31, 2011, gross impaired loans totaled $7.2 million, or 1.6% of gross loans outstanding, compared to $13.9 million, or 3.1% of gross loans outstanding, at December 31, 2010 and $59.8 million, or 12.8% of gross loans outstanding, at March 31, 2010. With regard to impaired loans at March 31, 2011, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) equaled $7.2 million, or 99.5% of gross impaired loans outstanding. With regard to performing loans at March 31, 2011, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $34.5 million, or 7.6% of gross performing loans outstanding.

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Net Interest and Net Dividend Income

Net interest income equaled $1.9 million, compared to $3.3 million for the first quarter of 2010, and net dividend income totaled $0.3 million, versus $0.6 million for the first quarter of 2010. Unscheduled principal prepayments enhanced the yield on loans at JMP Credit Corporation and contributed $1.8 million of net interest income for the first quarter of 2011.

Expenses

Compensation and Benefits

Compensation and benefits expense was $28.2 million, compared to $15.5 million for the first quarter of 2010. Of the $28.2 million recorded for the first quarter of 2011, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.3 million, while the amount attributable to RSUs granted thereafter was $0.1 million.

As a percentage of adjusted net revenues, compensation and benefits expense was 59.6%, compared to 58.6% for the first quarter of 2010. Excluding the cost of RSU grants, compensation and benefits expense was 58.6% of adjusted net revenues, compared to 55.2% for the first quarter of 2010.

Non-Compensation Expense

Non-compensation expense was $6.1 million, compared to $6.3 million for the first quarter of 2010. As a percentage of adjusted net revenues, non-compensation expense was 12.9%, compared to 23.7% for the first quarter of 2010.

Prior Period Revisions

In preparing its consolidated financial statements for the quarter ended March 31, 2011, JMP Group discovered errors that impacted the company’s results for the second, third and fourth quarters of 2010. The net effect of these errors was an understatement of net income totaling $30,000, $0.4 million and $0.3 million, respectively. While the adjustments were primarily related to income tax expense of $30,000, $0.4 million and $0.2 million for the second, third and fourth quarters of 2010, respectively, caused by a difference in the determination of net income for GAAP and tax purposes, other immaterial errors were also identified. JMP Group evaluated these errors and concluded that they did not, individually or in the aggregate, result in a material misstatement of the company’s previously issued consolidated financial statements; however, JMP Group also concluded that the effect of correcting the errors would have been material to the financial statements for the quarter ended March 31, 2011. Accordingly, the company has revised in this press release, and will revise in its subsequent quarterly filings on Form 10-Q in 2011 and on Form 10-K for 2011, its previously reported Consolidated Statement of Financial Condition as of December 31, 2010 and its Consolidated Statements of Operations, Cash Flows and Changes in Equity for the periods ended June 30, 2010, September 30, 2010 and December 31, 2010 to adjust for these errors.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

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Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (ii) excludes amortization expense related to an intangible asset, and (iii) reverses net unrealized gains and losses on strategic equity investments and warrants. In particular, adjusted net revenue adjusts for:

•	the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $4.8 million for the quarter ended March 31, 2011;

•	non-cash amortization of $0.1 million in connection with an intangible asset; and

•	unrealized mark-to-market gains or losses on the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions.

A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter ended March 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Revenues:
Non-interest revenues	$40,922	$43,510	$21,880
Net interest income	1,980	458	3,338

Total net revenues	42,902	43,968	25,218

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	4,794	4,452	1,496
Amortization of intangible asset	100	100	—
Unrealized (gain)/loss on strategic equity investments and warrants	(397)	(1,544)	(212)

Adjusted net revenues	$47,399	$46,976	$26,502

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues that may otherwise obscure the company’s cash operating revenues and complicate an assessment of the company’s core business outlook. Management also believes that adjusted net revenue is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

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A statement of JMP Group’s asset management-related revenues for the quarter ended March 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Base management fees:
Base management fees reported as asset management fees	$2,274	$2,171	$2,293
Base management fees reported as other income	395	318	88

Total base management fees	2,669	2,489	2,381

Incentive fees:
Incentive fees reported as asset management fees	879	744	598
Incentive fees reported as other income	350	1,907	263

Total incentive fees	1,229	2,651	861

Fundraising fees reported as other income	83	146	147

Asset management-related fee revenues:
All fees reported as asset management fees	3,153	2,915	2,891
All fees reported as other income	828	2,371	498

Total asset management-related fee revenues	$3,981	$5,286	$3,389

Company management has utilized asset management-related revenue as a means of assessing the aggregate production of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

•	the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.3 million for the quarter ended March 31, 2011;

•	the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.1 million for the quarter ended March 31, 2011;

•	the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $4.8 million for the quarter ended March 31, 2011;

•	non-cash amortization of $0.1 million in connection with an intangible asset;
•	unrealized mark-to-market gains or losses on the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and

•	a combined federal, state and local income tax rate of 42%.

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A reconciliation of JMP Group’s net income to the company’s operating net income for the quarter ended March 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Net income attributable to JMP Group Inc.	$3,538	$3,840	$1,718

Add back:
Income tax expense	2,484	3,541	1,388

Income before taxes	6,022	7,381	3,106

Add back/(subtract):
Compensation expense – IPO-related RSUs	331	339	676
Compensation expense – post-IPO RSUs	126	4,189	226
Net amortization of liquidity discounts on loans and asset-backed securities issued	4,794	4,452	1,496
Amortization of intangible asset	100	100	—
Unrealized (gain)/loss on strategic equity investments and warrants	(397)	(1,544)	(212)

Operating income before taxes	10,976	14,917	5,292
Income tax expense (assumed rate of 42%)	4,610	6,265	2,223

Operating net income	$6,366	$8,652	$3,069

Operating net income per share:
Basic	$0.29	$0.40	$0.14
Diluted	$0.28	$0.38	$0.14

Weighted average shares outstanding:
Basic	21,843	21,734	21,612
Diluted	22,836	22,537	22,484

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream that may not recur. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core business strategy and ongoing operations.

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A reconciliation of the company’s operating net income to its adjusted operating net income for the quarter ended March 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Operating net income	$6,366	$8,652	$3,069
Add back:
Income tax expense (assumed rate of 42%)	4,610	6,265	2,223

Operating income before taxes	10,976	14,917	5,292

Subtract:
Earnings contribution from gains on loan portfolio acquired	3,479	7,642	1,861

Adjusted operating income before taxes	7,497	7,275	3,431
Income tax expense (assumed rate of 42%)	3,149	3,056	1,441

Adjusted operating net income	$4,348	$4,219	$1,990

Adjusted operating net income per share:
Basic	$0.20	$0.19	$0.09
Diluted	$0.19	$0.19	$0.09

Weighted average shares outstanding:
Basic	21,843	21,734	21,612
Diluted	22,836	22,537	22,484

Segment Reporting

In order to demonstrate the earnings power of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and more accurately assess the contribution of each to JMP Group’s aggregate results.

Total revenues have been adjusted as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues exclude (i) the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (ii) amortization expense related to an intangible asset, and (iii) net unrealized gains and losses on strategic equity investments and warrants. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting pro forma non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

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A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2011 is set forth below.

	Quarter Ended March 31, 2011
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	JMP Group

Revenues:
Investment banking	$20,225	—	—	—	—	$20,225
Brokerage	6,285	—	—	—	—	6,285
Asset management-related fees	52	4,055	202	—	(330)	3,980
Principal transactions	340	3,070	(333)	156	—	3,233
Gain on sale and payoff of loans	—	—	6,771	—	—	6,771
Net dividend income	143	—	—	106	—	250
Net interest income	113	10	6,893	(142)	—	6,875
Provision for loan losses	—	—	(220)	—	—	(220)

Adjusted net revenues	27,159	7,135	13,313	121	(330)	47,399
Expenses:
Pro forma non-interest expenses	21,897	3,992	4,485	3,822	(330)	33,866
Less: Noncontrolling interest	—	2,426	130	—	—	2,556

Operating income before taxes	5,262	717	8,699	(3,701)	—	10,976
Income tax expense (assumed rate of 42%)	2,210	301	3,653	(1,554)	—	4,610

Operating net income	$3,052	$416	$5,045	($2,146)	—	$6,366

Operating net income per share:
Basic	$0.14	$0.02	$0.23	($0.10)	—	$0.29
Diluted	$0.13	$0.02	$0.22	($0.09)	—	$0.28

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$8,699			$10,976
Less: Earnings contribution from gain on loan portfolio acquired			3,479			3,479

Adjusted operating income before taxes			5,220			7,498
Income tax expense (assumed rate of 42%)			2,192			3,149

Adjusted operating net income			$3,027			$4,349

Adjusted operating net income per share:
Basic	$0.14	$0.02	$0.14	($0.10)	—	$0.20
Diluted	$0.13	$0.02	$0.13	($0.09)	—	$0.19

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Adjusted Tangible Book Value per Share

At March 31, 2011, JMP Group’s tangible book value per share was $6.01, compared to $5.97 at December 31, 2010 and $5.69 at March 31, 2010. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at March 31, 2011 would have been $4.87, as indicated by the table below.

(in thousands, except per share amounts)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Total JMP Group stockholders’ equity	$132,766	$130,596	$123,230
Goodwill and intangible assets	(100)	(900)	—

Tangible stockholders’ equity	132,666	129,696	123,230

Liquidity discount on loans	28,949	35,594	84,771
Liquidity discount on asset-backed securities issued	(72,383)	(79,681)	(100,787)

Net liquidity discount	(43,434)	(44,087)	(16,016)
Income tax benefit (assumed rate of 42%)	18,242	18,517	6,727

Net after-tax liquidity discount	(25,192)	(25,570)	(9,289)

Adjusted tangible stockholders’ equity	$107,474	$104,126	$113,941

Adjusted tangible book value per share	$4.87	$4.79	$5.26

Basic shares outstanding	22,084	21,737	21,676

Quarterly operating ROATE*	23.2%	32.3%	10.7%
LTM operating ROATE*	21.3%	18.2%	13.9%
Quarterly operating ROATE* excluding the financial impact of gains on acquired loans	15.7%	16.1%	6.9%

*	Return on adjusted tangible equity = annualized operating net income / average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter, JMP Group repurchased 218,799 shares of its common stock at an average price of $8.32 per share, or $1.8 million in total. All such shares were repurchased in connection with the vesting of restricted stock units or other stock-based compensation, whereby employees tendered shares for the payment of applicable withholding taxes. At quarter-end, approximately 260,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the company’s ability to generate future returns on adjusted tangible book value, the likelihood of market share gains and prospective trends in commission payments by institutional equity investors. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2010 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, April 27, 2011. To participate in the call, dial (877) 231-6085 (domestic) or (706) 643-3419 (international). The conference identification code is “61602446.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Mar. 31, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$54,885	$71,114
Restricted cash and deposits	32,262	47,718
Receivable from clearing broker	1,645	1,331
Marketable securities owned, at fair value	23,571	23,748
Other investments	44,648	38,702
Loans held for investment, net of allowance for loan losses	663	813
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	416,905	400,763
Deferred tax assets	29,205	32,507
Other assets	22,370	21,169

Total assets	$626,154	$637,865

Liabilities and Stockholders’ Equity
Liabilities:
Accrued compensation	$17,033	$37,424
Asset-backed securities issued, net of purchase discounts	358,621	351,322
Note payable	25,774	26,209
Deferred tax liability	33,180	36,176
Other liabilities	43,812	44,682

Total liabilities	478,420	495,813

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	132,766	130,596
Noncontrolling interest	14,968	11,456

Total equity	147,734	142,052

Total liabilities and equity	$626,154	$637,865

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2011	Mar. 31, 2010
Revenues:
Investment banking	$20,225	$5,469
Brokerage	6,285	7,670
Asset management fees	3,153	2,891
Principal transactions	3,630	1,421
Gain on sale and payoff of loans	6,771	3,479
Net dividend income	250	616
Other income	828	498

Non-interest revenues	41,142	22,044

Interest income	10,620	11,578
Interest expense	(8,640)	(8,240)

Net interest income	1,980	3,338

Provision for loan losses	(220)	(164)

Total net revenues	42,902	25,218

Non-interest expenses:
Compensation and benefits	28,231	15,521
Administration	1,070	1,022
Brokerage, clearing and exchange fees	1,098	1,352
Travel and business development	670	920
Communications and technology	921	1,073
Occupancy	665	651
Professional fees	708	975
Depreciation	158	168
Impairment loss on intangible asset	700	—
Other	104	128

Total non-interest expenses	34,325	21,810

Income before income tax expense	8,577	3,408
Income tax expense	2,483	1,388

Net income	6,094	2,020
Less: Net income attributable to noncontrolling interest	2,556	302

Net income attributable to JMP Group Inc.	$3,538	$1,718

Net income attributable to JMP Group Inc. per share:
Basic	$0.16	$0.08
Diluted	$0.15	$0.08

Weighted average common shares outstanding:
Basic	21,843	21,612
Diluted	22,836	22,484

© 2011 JMP Group Inc.	12